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                                                                       EXHIBIT 5
                                 HALE AND DORR
                               COUNSELLORS AT LAW
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                        617 526-6000   FAX 617 526-5000





                                 July 28, 1995



Analog Devices, Inc.
One Technology Way
P.O. Box 9106
Norwood, MA  02062-9106

     Re:  1994 Director Option Plan

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 200,000 shares of Common Stock, $.16 2/3 par value per share (the "Shares"), of Analog Devices, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1994 Director Option Plan (the "Plan").

     We have examined the Restated Articles of Organization of the Company, as amended, the Amended and Restated By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares,



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Analog Devices, Inc.
July 28, 1995
Page 2




when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

     Paul P. Brountas, Clerk of the Company, is a partner of Hale and Dorr. Mr. Brountas owns 20,544 shares of the Company's Common Stock.

                                                Very truly yours,



                                                HALE AND DORR